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                                                                    Exhibit 16.2


October 23, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 23, 2001 of HomeSeekers.com, Incorporated and are in agreement with the statements identified as Item 4
(a)(1)(i), (ii), (iv) and (v). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,



                                        /s/ Ernst & Young LLP